UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Chestnut Street, Suite 1615, Abilene, TX	79602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (325) 762-2112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On or about November 24, 2015, the Company issued to our CEO, Timothy Crawford, 1,000,000 shares of the Company’s restricted Series A Preferred Stock, valued at approximately $100,000 as deferred compensation to Mr. Crawford in recognition for his previous and continued contributions of valuable service and governance to the Company. The issuance of such shares was exempt from registration under the Securities Act of 1933, Section 4(a)(2) thereof.

Item 5.01 Changes in Control of Registrant.

The issuance to Mr. Crawford of the 1,000,000 shares of the Series A Preferred Stock resulted in Mr. Crawford acquiring approximately 65% of the voting securities of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 24, 2015, the Company filed with the Nevada Secretary of State a Certificate of Designation in which the Company authorized the creation of 1,000,000 shares of Series A Preferred Stock. Each shares of Series A Preferred stock entitles the holder thereof to 110 votes per share and otherwise has the same rights and privileges as the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1(a)	Certificate of Designation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2015

CARDINAL ENERGY GROUP, INC.

By:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer (principal executive officer)

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